UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 17, 2019 (January 17, 2019)

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue, Suite 3400

Dallas, Texas 75204

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (214) 303-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 17, 2019, Dean Foods Company (the “Company”) announced that Jeffery S. Dawson has been appointed as the Senior Vice President, Chief Accounting Officer of the Company, effective January 28, 2019.

Mr. Dawson, age 48, previously served as Chief Accounting Officer, North America at Nokia Oy (previously Alcatel-Lucent SA), a global communications and technology company, from August 2009 until joining Dean Foods in January 2019. At Nokia Oy, his responsibilities included internal control over financial accounting and managing accounting and reporting for the North American and Latin regions. Prior to joining Nokia Oy, Mr. Dawson served as Group Controller (from 2005 to 2008) and then as Finance Director (from 2008 to 2009) of the Hardware and Home Improvement Division of The Black & Decker Corporation, a global manufacturer and marketer of power tools and accessories. Before joining Black & Decker, Mr. Dawson worked in various finance and accounting roles at Georgia-Pacific Corporation, a manufacturer of paper and related products, building materials and chemicals, the North America Power Tools division of Black & Decker, and Velocita Corporation, a broadband network provider.  From 1992 to 2000, he was employed as an Assurance and Advisory Manager for Deloitte & Touche LLP.

Pursuant to the terms of his offer letter, the Company has agreed to pay Mr. Dawson a base salary of $350,000 per year and he will be eligible to earn a target annual cash incentive payment of 50% of his base salary pursuant to the Company’s Short-Term Incentive Plan (“STI Plan”), subject to the achievement of certain financial targets and individual performance objectives. For 2019, Mr. Dawson’s target bonus under the Company’s STI Plan will not be prorated and is guaranteed at target. Mr. Dawson will also receive a one-time signing bonus of $200,000, payable in two installments, with the first payment ($140,000) to be made following completion of thirty days of his employment with the Company and the second payment ($60,000) on June 16, 2019. If Mr. Dawson voluntarily leaves the Company within 18 months following the payment of either installment of the signing bonus, he will be responsible for reimbursing the Company for the gross amount of such installment (prorated based on the number of full months worked during the 18 months following the payment of such installment).

Mr. Dawson will be eligible to receive grants under the Company’s Long-Term Incentive (“LTI”) Program, in such amounts as determined by the Company’s Board of Directors or the Compensation Committee. For the 2019 annual grant cycle, Mr. Dawson will be recommended for an LTI grant with a target value of $200,000. He is also eligible to participate in the Company’s Executive Deferred Compensation Plan, benefits plans, and will enter into a Change in Control Agreement with the Company in substantially the form of agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, pursuant to which he will be entitled to certain benefits in the event of a change in control of the Company.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Letter Agreement, entered into on January 7, 2019, between Dean Foods Company and Jeffery Dawson.

10.2	Form of Change in Control Agreement for Senior Vice Presidents

99.1	Dean Foods Company press release dated January 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2019	DEAN FOODS COMPANY

	By:	/s/ Russell F. Coleman
Russell F. Coleman
Executive Vice President, General Counsel,
Corporate Secretary & Government Affairs